EXHIBIT 99.1

Metro One Announces Appointment of Brian Sagi as Member of the Board of Directors

SHERIDAN, WY – Metro One Telecommunications, Inc. (OTCPINK: WOWI) (“Metro One” or the “Company”) announced today the appointment of Mr. Brian Sagi as a member of the Board of Directors of Metro One. Concurrently Mr. James A. Brodie, current Treasurer, Interim CFO and member of the Board of Directors was appointed Secretary.

Mr. Sagi brings over 20 years of experience a board leader, entrepreneur, technologist and dealmaker. He has a long track record of starting and growing companies and of creating liquidity events in companies. As a seasoned entrepreneur, Mr. Sagi has founded and grown technology, medical device and aerospace companies. As a dealmaker of over 20 years at Cerian Technology Ventures, he has advised clients in numerous mergers, acquisitions, licensing deals, joint ventures and other strategic as well as restructuring transactions. Prior to Cerian Technology Ventures, Mr. Sagi worked in the venture capital industry at IDEAEdge Ventures, a fund focused on investments in fast-growing mobile technologies.

“We are thrilled to have Brian join our team at Metro One as we prepare to begin operations in a new and exciting field of operations,” said Metro One’s acting Chief Executive Officer Nani Maoz. “Brian’s extensive experience and expertise in starting and growing companies across various industry sectors will provide invaluable input as we look to complete the acquisition of Inception XR and raise additional capital to meet our ongoing operational needs.”

Mr. Sagi, age 54, graduated from the University of San Diego with a Master of Business Administration, from the University of California, San Diego with a Master of Engineering in Electrical Engineering, and from the Technion, Israel’s Institute of Technology with a Bachelor of Science in Electrical Engineering and a Bachelor of Arts in Computer Science.

About Metro One Telecommunications, Inc.

Metro One Telecommunications Inc. ("Metro One") is a public company with its shares listed for trading on OTCMarkets under the trading symbol "WOWI". Focused on acquiring and operating innovative, cutting-edge technologies with the potential for global reach, Metro One has recently entered into a term sheet for the proposed merger of Inception XR, a company dedicated to improving learning and training outcomes globally, through a cutting edge XR technology platform that makes any educational content come to life for a variety of industries including telecommunications, education, healthcare and publishing.

Forward-Looking Statements

This press release includes “forward-looking statements.” Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Jacqueline Danforth

30 North Gould Street

Suite 2990

Sheridan, WY 82801

Office: 307-683-0855

Email: info@metro1telecomm.com